UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     October 15, 2015

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                Other Events.

On October 15, 2015, CD International Enterprises, Inc.(the "Company") and TCA Global Credit Master Fund, LP ("TCA Global") has agreed on and entered into a serious of agreements (the "Settlement Agreements") in regards to the outstanding loan payable related to the Revolving Convertible Promissory Note(the "Original Note"), dated May 31, 2014 and made effective July 30, 2014, between the Company and TCA Global. Pursuant to the terms agreed upon in the Settlement Agreements, the maturity date of the Original Note shall be extended by twelve months (the "Extended Maturity Date") to allow the Company to have sufficient time to generate cash flows for repayment. TCA Global has also agreed to suspend all litigation against the Company, as discussed in the Company's recent form 10-Q filed with the SEC on August 25, 2015, until the Extended Maturity Date.

According to the terms agreed upon in the Settlement Agreements, the Company shall make monthly payments to TCA Global in the amount of $40,000.00 starting November 30, 2015 until the complete repayment of all payables due to TCA Global, for a total principle amount and accrued interests of $765,132.54. TCA has agreed to file for dismissal of all pending litigation against the Company upon the receipt of the first payment by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: October 16, 2015	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer